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                                                                    EXHIBIT 10.5

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     This Second Amendment to Credit Agreement ("Amendment"), dated September 28, 1999, is entered into by and among PNC Bank, National Association ("Bank"), RMH Teleservices, Inc. ("Borrower"), and RMH Teleservices International, Inc. ("Surety").

                                  Background
                                  ----------

     A. Borrower and Bank are parties to a certain letter agreement, dated March 21, 1997 (as amended from time to time, "Credit Agreement"), pursuant to which Bank established for the benefit of Borrower a line of credit in the maximum aggregate principal amount of Four Million Dollars ($4,000,000), as evidenced by that certain Committed Line of Credit Note, dated March 21, 1997, executed by Borrower in favor of Bank ("Note"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Credit Agreement.

        B. Bank and Borrower desire to modify the terms and conditions of the credit Agreement as more fully set forth herein.

                             Terms and Conditions
                             --------------------

     NOW, THEREFORE, with the foregoing background hereinafter incorporated by reference, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1.   Line of Credit and Use of Proceeds.  The Credit Agreement is hereby
          ----------------------------------
amended by deleting Section 1 in its entirety and replacing it with the following:

     1.        Line of Credit and Use of Proceeds. The first credit facility is
               ----------------------------------
          a committed revolving line of credit under which Borrower may request and Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date ("Line of Credit"). The aggregated principal amount of unpaid advances (including unreimbursed draws on Letters of Credit and outstanding and undrawn Letters of Credit) under the Line of Credit shall not, at any time, exceed Ten Million Dollars ($10,000,000). The "Expiration Date" means September 30, 2000, or such later date as may be designated by Bank by written notice to Borrower. Advances may be used for working capital or other general business purposes of the Borrower.

     2.   Letters of Credit.  The Credit Agreement is hereby amended by deleting
          -----------------
Section 5 in its entirety and replacing it with the following:

     5.        Letters of Credit. As part of the Line of Credit and subject to
               -----------------
          its terms and conditions, Bank shall make available to Borrower, letters of credit ("Letters of Credit") which shall not exceed in the aggregate, at any one time
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          outstanding or unreimbursed, $10,000,000. All Letters of Credit shall be in form and substance satisfactory to Bank. Borrower shall pay to Bank a letter of credit fee equal to one percent (1%) per annum of the face amount of all outstanding Letters of Credit, which shall be payable quarterly in arrears. Borrower shall also pay to Bank standard costs and fees upon the issuance, amendment, transfer or modification of each Letter of Credit plus any other reasonable and customary charges imposed by Bank for the issuance, amendment, transfer or modification of Letters of Credit. No Letter of Credit shall be issued with an expiry date later than three years from the date of issuance. Borrower shall execute and deliver to Bank all agreements and documents (including, without limitation, reimbursement agreements) reasonably required by Bank (collectively, "LC Documents") in connection with the issuance of Letters of Credit, all in form and substance reasonably satisfactory to Bank. Each Letter of Credit issued from time to time under the Line of Credit which remains undrawn (and the amounts of draws on Letter(s) of Credit prior to reimbursement as hereinafter set forth) shall reduce dollar for dollar the amount to be borrowed by Borrower under the Line of Credit. Letters of Credit shall be immediately reimbursed by Borrower when drawn by a cash payment by Borrower or, at the option of Bank, by Bank automatically making or having deemed made (without further request or approval of Borrower), a cash advance under the Line of Credit. The obligation of Borrower to reimburse Bank for drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof and the LC Documents under all circumstances. In addition to amounts payable as elsewhere provided in this Section 5, without duplication, and, without limitation, by any terms set forth in the LC Documents, Borrower hereby agrees to protect, indemnify, pay and save Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and costs) which Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of Bank to honor a drawing under any Letter of Credit other than claims, demands, liabilities, damages, losses, costs, charges and expenses resulting solely from Bank's gross negligence or willful misconduct. Upon the occurrence of an Event of Default (as defined in the Note) and in addition to all other rights and remedies available to Bank, Borrower shall, upon demand of Bank, be obligated to deliver and pledge to Bank cash collateral (on terms and conditions satisfactory to Bank) in at least the amount of all outstanding Letters of Credit.

     3.   Fees and Expenses.  The Credit Agreement is hereby amended by adding
          -----------------
Subsection 8(c) as follows:

          (c)  Unused Commitment Fee - So long as the Line of Credit is
               ---------------------
     outstanding and has not been terminated and the obligations hereunder are not
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     satisfied in full, Borrower shall unconditionally pay to Lender a fee equal to one quarter of one percent (0.25%) per annum of the daily unused portion of the Line of Credit, which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of each fiscal quarter commencing on October 1, 1999.

     4.   Financial Covenants.  Exhibit "A" to the Credit Agreement is hereby
          -------------------
amended by deleting the third paragraph of Section II(b) in its entirety and replacing it with the following:

               For purposes hereof, "EBITDA" shall mean for any period, Borrower's earnings before extraordinary items (including, without limitation, any gain or loss from Borrower's investment in "365biz.com") less interest income plus interest expense plus income tax expenses, plus
     ----                 ----                  ----                      ----
     depreciation expenses plus amortization expenses, all as determined in
                           ----
     accordance with GAAP.

     5.   Negative Covenants.  Exhibit "A" to the Credit Agreement is hereby
          ------------------
amended by deleting Subsections III (d) and (e) in their entirety and replacing them with the following:

          (d) Borrower will not, nor suffer or permit any Subsidiary to, make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity, except for a one time investment on terms and conditions satisfactory to Bank of $1,000,000 in a joint venture with Advanta Partners to be called "365biz.com".

          (e) Borrower will not, nor suffer or permit any Subsidiary to, make or have outstanding any loans or advances to or otherwise extend credit to any person, firm or corporation, except: (i) accounts receivable in the ordinary course of business and other than advances by the Subsidiaries to Borrower, (ii) certain loans from Borrower to its employees, limited in amount to $300,000 at any time outstanding in the aggregate, (iii) certain loans from Borrower to Surety, limited in an amount to $2,000,000 at any time outstanding in the aggregate, or (iv) as otherwise permitted in subsections (b) or (d) above. Borrower specifically agrees, without limitation, that Borrower will not make or suffer or permit to exist or be outstanding any loans or advances to any Subsidiary, and Borrower hereby represents to Bank that there are no outstanding loans or advances to any Subsidiary as of the date hereof.

     6.   Negative Covenants.  Exhibit "A" to the Credit Agreement is hereby
          ------------------
amended by adding Subsection III(f) as follows:

          (f) Subject to Subsection (a) above, Borrower and each of its subsidiaries will not incur, create or assume any commitment to make any direct or indirect payment, whether rent or otherwise, under any lease rental or other arrangement for the use of real or personal property, except for: (i) operating leases with Bank or its affiliates, or (ii) operating leases with other parties so long as the aggregate outstanding obligations, direct or indirect, due or to become due, under all such leases does not exceed $6,000,000.
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     7.   Payment of Fee.  In consideration of the agreements and undertakings
          --------------
of the Lender set forth in this Amendment, and contemporaneously with the execution hereof, Borrower shall pay to Bank a fee of Ten Thousand Dollars ($10,000)("Closing Fee").

     8.   Representations and Warranties.  Borrower and Surety represents and
          ------------------------------
warrants to Bank that:

          (a) the execution and delivery by Borrower and Surety of this Amendment and performance by each of them of the transactions contemplated herein (i) are and will be within the corporate powers of Borrower and Surety, as applicable, (ii) have been authorized by all necessary corporate action of Borrower and Surety, as applicable, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower or Surety is a party or by which the property of Borrower or Surety is bound, or be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the properties of Borrower or Surety;

          (b) this Amendment and any other agreements, instruments or documents executed and/or delivered in connection herewith, shall be valid, binding and enforceable against Borrower and Surety in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

          (c) all warranties and representations contained in the Credit Agreement and all related agreements, instruments and documents are true and correct as of the date hereof;

          (d) no Event of Default as defined under the Note and no event which, with the passage of time, giving of notice or both would become an Event of Default as defined under the Note, has occurred or is existing; and

          (e) there are no outstanding loans or advances to any Subsidiary as of the date hereof.

     9.   Conditions to Closing.  Bank's obligation to enter into this Amendment
          ---------------------
is subject to the following conditions having been satisfied in full to Bank's satisfaction:

          (a)  Execution and delivery by Borrower to Bank of this Amendment;

          (b) Execution and delivery by Borrower to Bank of a certain Amended and Restated Committed Line of Credit in the principal amount of $10,000,000, in form and substance satisfactory to Bank;
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          (c)  Payment by Borrower to Bank of the Closing Fee;

          (d) Delivery by Borrower to Bank of such other documentation or documents as Bank may reasonable require;

          (e) No Event of Default as defined under the Note and no event which, with the passage of time, giving of notice or both would become an Event of Default as defined under the Note, has occurred or is existing; and

          (f) Payment or reimbursement by Borrower to Bank for all legal and other expenses incurred by Bank to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.

     10.  Reaffirmation by Borrower.  Borrower ratifies and reaffirms all of its
          -------------------------
obligations to Bank under the Credit Agreement and related agreements, instruments and documents and agrees that the same are owing to Bank without defense, setoff, claim or counterclaim, of any nature. Borrower hereby ratifies, restates and reasserts each of the representations and warranties, and each of the covenants, whether affirmative or negative, contained in the Credit Agreement and all related agreements, instruments and documents and acknowledges and agrees that all such representations and warranties, and covenants are incorporated herein by reference and made part hereof.

     11.  Reaffirmation by Surety.  Surety, by its execution of this Amendment
          -----------------------
in its capacity as surety, reaffirms and acknowledges its obligations under the Surety Agreement and acknowledges and agrees that it continues to be liable as surety for all of the liabilities, debts and obligations of Borrower to Bank under the Credit Agreement, as amended hereby. Surety further confirms and agrees that the terms and conditions of the Surety Agreement remains unchanged and in full force and effect and continues to cover the indebtedness of Borrower to Bank to the full extent set forth in the Surety Agreement.

     12.  No Waiver by Bank.  This Amendment does not and shall not be deemed to
          -----------------
constitute a waiver by Bank of any breach or violation of any representation, warranty or covenant made or agreed to by Borrower under the Credit Agreement as amended hereby, and all of Bank's claims and rights resulting from any such breach or misrepresentation by Borrower, are expressly reserved by Bank. This Amendment does not obligate Bank to agree to any further extension or any other modification of the Credit Agreement nor does it constitute a waiver of any other rights or remedies of Bank.

     13.  Incorporation.  This Amendment shall amend, and is incorporated into
          -------------
and made part of, the Credit Agreement. All reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Credit Agreement, the terms and provisions hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Credit Agreement continue unchanged and remain in full force and effect.

     14.  No Modification.  No modification hereof or of any agreement referred
          ---------------
to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     15.  Successor and Assigns.  This Amendment will be binding upon and inure
          ---------------------
to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     16.  Governing Law.  This Amendment shall be governed by, and construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     17.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile shall also bind the parties hereto.


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     IN WITNESS WHEREOF, the parties, intending to be legally bound, hereto have executed this Amendment as of the date first above written.

                              Bank:
                              -----

                                 PNC Bank, National Association


                                 By: /s/ Karen M. Shoener
                                     -------------------------------
                                 Name:  Karen M. Shoener
                                 Title: VP



                              BORROWER:
                              ---------

                                 RMH Teleservices, Inc.


                                 By: /s/ Noah Asher
                                     -------------------------------
                                 Name:  Noah Asher
                                 Title: CFO


                                 Attest: /s/ Jack Todes
                                         ---------------------------
                                 Name:   Jack Todes
                                 Title:  Director, Financial Analysis



                              SURETY:
                              -------

                                 RMH Teleservices International, Inc.


                                 By: /s/ Michael J. Scharff
                                     -------------------------------
                                 Name:  Michael J. Scharff
                                 Title: EVP


                                 Attest: /s/ Jack Todes
                                         ---------------------------
                                 Name:   Jack Todes
                                 Title:  Director, Financial Analysis